For more information contact:

FOR IMMEDIATE RELEASE	Louis Silverman
President and CEO
Quality Systems, Inc.
(949) 255-2600
www.qsii.com

Sean Collins
Partner
CCG Investor Relations
(310) 231-8600
www.ccgir.com

QUALITY SYSTEMS REPORTS THIRD QUARTER RESULTS

IRVINE, Calif.—(BUSINESS WIRE)— February 5, 2008—Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2008 third quarter ended December 31, 2007. The Company posted net revenues of $48.1 million in the third quarter, an increase of 25% from the $38.5 million generated during the same quarter last year. The Company reported record net income of $11.2 million, an increase of 29% over net income of $8.7 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.40 in the quarter, a record for the Company, and an increase of 25% over the fully diluted $0.32 per share earnings recorded in the same quarter last year.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted record revenue of $44.0 million, up 29% over the same quarter prior year and record operating income of $17.8 million, up 33% over the same quarter of the prior year.

The quarter’s financial performance was positively impacted by a net $0.03 per share, as a result of life insurance proceeds and associated compensation expense related to the passing of Mr. Greg Flynn, the Company’s Executive Vice President and General Manager.

Quality Systems, Inc. will hold a conference call to discuss third quarter financial results February 5, 2008 at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Tuesday, February 5, 2008 at 6:30 p.m. EST through Tuesday, February 12, 2008 at midnight EST. To access the replay dial 800-642-1687 and enter the conference ID number 33740575.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems’ periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED

	DECEMBER 31, 2007	DECEMBER 31, 2006	DECEMBER 31, 2007	DECEMBER 31, 2006

Revenues:
Software, hardware and supplies	$20,591	$16,088	$55,844	$47,854
Implementation and training services	3,115	2,885	9,545	8,687

System sales	23,706	18,973	65,389	56,541

Maintenance	14,861	11,069	40,862	30,107
Electronic data interchange services (EDI)	5,739	4,290	16,169	12,333
Other services	3,784	4,164	12,848	13,048

Maintenance, EDI and other services	24,384	19,523	69,879	55,488

Total revenue	48,090	38,496	135,268	112,029

Cost of revenue:
Software, hardware and supplies	2,984	1,798	7,949	5,210
Implementation and training services	2,638	2,169	7,469	6,285

Total cost of system sales	5,622	3,967	15,418	11,495

Maintenance	3,131	3,058	9,292	8,987
Electronic data interchange services	4,162	3,144	11,413	8,850
Other services	3,233	2,528	9,342	6,655

Total cost of maintenance and other services	10,526	8,730	30,047	24,492

Total cost of revenue	16,148	12,697	45,465	35,987

Gross profit	31,942	25,799	89,803	76,042

Operating expenses:
Selling, general and administrative	13,283	10,593	39,114	30,787
Research and development costs	2,874	2,601	8,362	7,510

Total operating expenses	16,157	13,194	47,476	38,297

Income from operations	15,785	12,605	42,327	37,745

Interest income	710	935	2,094	2,421
Other income	953	—	953	—

Income before provision for income taxes	17,448	13,540	45,374	40,166
Provision for income taxes	6,234	4,819	16,548	15,439

Net income	$11,214	$8,721	$28,826	$24,727

Net income per share:
Basic	$0.41	$0.32	$1.06	$0.92

Diluted	$0.40	$0.32	$1.04	$0.90

Weighted average shares outstanding:
Basic	27,362	26,966	27,261	26,828

Diluted	27,696	27,507	27,739	27,441

Dividends declared per common shares	$0.25	$—	$0.75	$—

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	DECEMBER 31, 2007	MARCH 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$30,013	$60,028
Marketable securities	48,400	—
Accounts receivable, net	72,906	63,945
Inventories, net	1,333	1,175
Net current deferred tax assets	4,106	3,443
Other current assets	3,498	4,507

Total current assets	160,256	133,098

Equipment and improvements, net	4,946	5,029
Capitalized software costs, net	8,367	6,982
Net deferred tax assets	1,636	1,180
Goodwill	1,840	1,840
Other assets	2,498	2,552

Total assets	$179,543	$150,681

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,818	$5,246
Deferred revenue	40,574	38,774
Accrued compensation and related benefits	7,420	6,521
Income taxes payable	2,899	315
Other current liabilities	5,218	5,626

Total current liabilities	61,929	56,482

Deferred revenue, net of current	717	674
Deferred compensation	2,231	2,279

	64,877	59,435

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; authorized 50,000 shares; issued and outstanding 27,393 and 27,123 shares at December 31, 2007 and March 31, 2007, respectively	274	271
Additional paid-in capital	73,871	65,666
Retained earnings	40,521	25,309

Total shareholders’ equity	114,666	91,246

Total liabilities and shareholders’ equity	$179,543	$150,681